Oppenheimer Disciplined Value Fund
                            Exhibit 24(b)(16) to Form N-1A
                        Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/23/86               0.1288000         0.0000000               12.110
  05/08/87               0.0067000         0.6489000               13.800
  06/23/87               0.1133000         0.0000000               14.120
  12/23/87               0.1024000         0.0000000               11.500
  12/31/87               0.0000000         1.4031000                9.800
  06/23/88               0.1076000         0.0000000               10.840
  08/09/88               0.0032000         0.0000000               10.660
  12/28/88               0.0898000         0.0000000               10.940
  06/23/89               0.1739000         0.0000000               13.150
  08/08/89               0.0032000         0.0000000               14.180
  12/28/89               0.3234000         1.2471000               12.910
  06/22/90               0.2125000         0.0000000               13.160
  08/09/90               0.0078000         0.0696000               12.450
  12/28/90               0.1246000         0.0000000               11.580
  06/25/91               0.1492000         0.0000000               13.230
  08/07/91               0.0001740         0.0000000               14.060
  12/30/91               0.1023748         1.2225544               14.330
  06/25/92               0.1284000         0.0000000               14.070
  08/13/92               0.0006025         0.0544445               14.360
  12/29/92               0.1313754         1.5831824               14.160
  06/25/93               0.1771000         0.3354085               15.550
  08/05/93               0.0015951         0.0000000               15.720
  12/29/93               0.1191825         1.3654598               15.190
  06/27/94               0.1106000         0.0000000               14.410
  08/11/94               0.0001066         0.1453600               14.970
  12/29/94               0.1042681         0.4793800               14.220
  06/27/95               0.1293000         0.0000000               16.480
  08/24/95               0.0002974         0.0899600               17.260
  12/28/95               0.1197963         1.1515100               17.750
  06/18/96               0.0950000         0.1190000               18.650
  12/30/96               0.0705800         1.4128500               19.600

Class B Shares
  12/28/95               0.0150773         1.1515100               17.830
  06/18/96               0.0670000         0.1190000               18.830
  12/30/96               0.0358600         1.4128500               19.740

Class C Shares
  06/18/96               0.0950000         0.1190000               18.640
  12/30/96               0.0366700         1.4128500               19.520

Class Y Shares
  12/30/96               0.0705800         1.4128500               19.600





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Oppenheimer Disciplined Value Fund
Page 2

  1. Average Annual Total Returns for the Periods Ended 10/31/97:

   The formula for calculating average annual total return is as follows:

   1/number of years = n       {(ERV/P)^n} - 1 = average annual total return

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000

Class A Shares

Examples, assuming a maximum              Examples at NAV:
  sales charge of 5.75%:

  One Year                                One Year

  {($1,202.66/$1,000)^ 1} - 1  =  20.27%  {($1,276.04/$1,000)^ 1} - 1  =  27.60%

  Five Year                               Five Year

  {($2,356.62/$1,000)^.2} - 1  =  18.70%  {($2,500.37/$1,000)^.2} - 1  =  20.12%

  Ten Year                                Ten Year

  {($4,832.16/$1,000)^.1} - 1  =  17.06%  {($5,126.94/$1,000)^.1} - 1  =  17.76%

Class B Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                One Year

  {($1,216.14/$1,000)^ 1} - 1  =  21.61%  {($1,266.14/$1,000)^ 1} - 1  =  26.61%

  Inception                               Inception

  {($1,480.54/$1,000)^.4806}- 1 = 20.76%  {($1,510.53/$1,000)^.4806}- 1 = 21.93%

Class C Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                One Year

  {($1,256.42/$1,000)^ 1} - 1  =  25.64%  {($1,266.40/$1,000)^ 1} - 1  =  26.64%

  Inception                               Inception

  {($1,334.09/$1,000)^.6667}- 1 = 21.19%  {($1,334.09/$1,000)^.6667}- 1 = 21.19%



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Oppenheimer Disciplined Value Fund
Page 3


Class Y Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 0.00% for the first year, and
  0.00% for the inception year:

  Inception                               Inception

  {($1,236.16/$1,000)^1.1429}-1 = 27.42%  {($1,236.16/$1,000)^1.1429}-1 = 27.42%

2. Cumulative Total Returns for the Periods Ended 10/31/97:

    The formula for calculating cumulative total return is as follows:

   (ERV - P) / P  =  Cumulative Total Return

Class A Shares

Examples, assuming a maximum              Examples at NAV:
  sales charge of 5.75%:

  One Year                                One Year

  $1,202.66 - $1,000/$1,000   =   20.27%  $1,276.04 - $1,000/$1,000   =   27.60%

  Five Year                               Five Year

  $2,356.62 - $1,000/$1,000   =  135.66%  $2,500.37 - $1,000/$1,000   =  150.04%

  Ten Year                                Ten Year

  $4,832.16 - $1,000/$1,000   =  383.22%  $5,126.94 - $1,000/$1,000   =  412.69%


Class B Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 5.00% for the first year, and
  3.00% for the inception year:

  One Year                                One Year

  $1,216.14 - $1,000/$1,000   =   21.61%  $1,266.14 - $1,000/$1,000   =   26.61%

  Inception                               Inception

  $1,480.54 - $1,000/$1,000   =   48.05%  $1,510.53 - $1,000/$1,000   =   51.05%









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Oppenheimer Disciplined Value Fund
Page 4


Class C Shares

Examples, assuming a maximum               Examples at NAV:
  contingent deferred sales charge
  of 1.00% for the first year, and
  0.00% for the inception year:

  One Year                                One Year

  $1,256.42 - $1,000/$1,000   =   25.64%  $1,266.40 - $1,000/$1,000   =   26.64%

  Inception                               Inception

  $1,334.09 - $1,000/$1,000   =   33.41%  $1,334.09 - $1,000/$1,000   =   33.41%


Class Y Shares

Examples, assuming a maximum              Examples at NAV:
  contingent deferred sales charge
  of 0.00% for the first year, and
  0.00% for the inception year:

  Inception                               Inception

  $1,236.16 - $1,000/$1,000   =   23.62%  $1,236.16 - $1,000/$1,000   =   23.62%